EXHIBIT 99.1

Stacey Dwyer, EVP
301 Commerce Street, Ste. 500, Fort Worth, Texas 76102
817-390-8200
August 5, 2008
D.R. HORTON, INC., AMERICA’S BUILDER, REPORTS FISCAL 2008 THIRD QUARTER RESULTS AND DECLARES QUARTERLY DIVIDEND
FORT WORTH, TEXAS — D.R. Horton, Inc. (NYSE:DHI), America’s Builder, today reported a net loss for its third fiscal quarter ended June 30, 2008 of $399.3 million or $1.26 per diluted share. The quarterly results included $330.4 million in pre-tax charges to cost of sales for inventory impairments and write-offs of deposits and pre-acquisition costs related to land option contracts that the Company does not intend to pursue, and an after-tax valuation allowance primarily for deferred tax assets created during the quarter of $168.7 million. The net loss for the same quarter of fiscal 2007 was $823.8 million or $2.62 per diluted share. Homebuilding revenue for the third quarter of fiscal 2008 totaled $1.4 billion, compared to $2.5 billion in the same quarter of fiscal 2007. Homes closed in the current quarter totaled 6,167, compared to 9,643 homes closed in the year ago quarter.
For the nine months ended June 30, 2008, the Company reported a net loss totaling $1.8 billion, or $5.81 per diluted share. The nine-month results included pre-tax charges to cost of sales of $1.4 billion of inventory impairments and write-offs of deposits and pre-acquisition costs related to land option contracts that the Company does not intend to pursue, and an after-tax valuation allowance of $883.0 million to the deferred tax asset. The net loss for the nine months ended June 30, 2007 was $662.3 million or $2.11 per diluted share. Homebuilding revenue for the nine months ended June 30, 2008 totaled $4.8 billion, compared to $8.0 billion for the same period of fiscal 2007. Homes closed in the nine-month period totaled 19,435, compared to 29,637 homes closed in the same period of fiscal 2007.
The Company’s sales backlog of homes under contract at June 30, 2008 was 8,281 homes ($1.9 billion), compared to 15,801 homes ($4.4 billion) at June 30, 2007. Net sales orders for the third quarter ended June 30, 2008 totaled 5,501 homes ($1.2 billion), compared to 8,559 homes ($2.0 billion) for the same quarter of fiscal 2007. The Company’s cancellation rate (cancelled sales orders divided by gross sales orders) for the third quarter of fiscal 2008 was 39%. Net sales orders for the first nine months of fiscal 2008 were 17,274 homes ($3.8 billion), compared to 27,313 homes ($6.9 billion) for the same period of fiscal 2007.

Donald R. Horton, Chairman of the Board, said, “Although market conditions in the homebuilding industry remain challenging, we continue to focus on reducing our inventory and generating cash flow from operations. We generated approximately $390 million of cash flow from operations this quarter, bringing the year-to-date total to $1.4 billion and increasing our homebuilding cash balance to $819 million. We also maintained our focus on controlling our costs, reducing our homebuilding SG&A expenses by approximately $73 million in our quarter ended June 30, 2008, compared to the year ago quarter.”
The Company will host a conference call today (Tuesday, August 5th) at 10:00 a.m. Eastern time. The dial-in number is 800-374-9096, and the call will also be webcast from www.drhorton.com on the “Investor Relations” page.
The Company has declared a quarterly cash dividend of seven and one-half cents ($0.075) per share. The dividend is payable on August 28, 2008 to stockholders of record on August 18, 2008.
D.R. Horton, Inc., America’s Builder, is the largest homebuilder in the United States, delivering more than 41,000 homes in its fiscal year ended September 30, 2007. Founded in 1978 in Fort Worth, Texas, D.R. Horton has operations in 80 markets in 27 states in the Northeast, Midwest, Southeast, South Central, Southwest, California and West regions of the United States. The Company is engaged in the construction and sale of high quality homes with sales prices ranging from $90,000 to over $900,000. D.R. Horton also provides mortgage financing and title services for homebuyers through its mortgage and title subsidiaries.

Portions of this document may constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Although D.R. Horton believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. All forward-looking statements are based upon information available to D.R. Horton on the date this release was issued. D.R. Horton does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements in this release include our continued focus on reducing inventory, generating cash flow from operations, maintaining our focus on controlling costs and paying the declared dividend. Factors that may cause the actual results to be materially different from the future results expressed by the forward-looking statements include, but are not limited to: further deterioration in industry conditions; the reduction of liquidity in the financial markets; limitations on our strategies in responding to adverse conditions in the industry; changes in general economic, real estate, construction and other business conditions; changes in interest rates, the availability of mortgage financing or other costs of owning a home; the effects of governmental regulations and environmental matters; our substantial debt; failure to comply with certain financial tests or meet ratios contained in our revolving credit facility; competitive conditions within our industry; the availability of capital; our ability to effect any future growth strategies successfully; our ability to realize our deferred income tax asset; and the uncertainties inherent in home warranty and construction defect claims matters. Additional information about issues that could lead to material changes in performance is contained in D.R. Horton’s annual report on Form 10-K and most recent quarterly report on Form 10-Q, which are filed with the Securities and Exchange Commission.
WEBSITE ADDRESS: www.drhorton.com

D.R. HORTON, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three months ended		Nine months ended
	June 30,		June 30,
	2008	2007	2008	2007
	(In millions, except per share data)
Homebuilding:
Revenues:
Home sales	$1,415.0	$2,470.5	$4,619.8	$7,753.1
Land/lot sales	18.3	77.6	145.1	212.7

	1,433.3	2,548.1	4,764.9	7,965.8

Cost of sales:
Home sales	1,271.7	2,058.8	4,097.1	6,380.2
Land/lot sales	14.2	65.6	118.0	187.6
Inventory impairments and land option cost write-offs	330.4	852.0	1,410.0	1,010.8

	1,616.3	2,976.4	5,625.1	7,578.6

Gross profit (loss):
Home sales	143.3	411.7	522.7	1,372.9
Land/lot sales	4.1	12.0	27.1	25.1
Inventory impairments and land option cost write-offs	(330.4)	(852.0)	(1,410.0)	(1,010.8)

	(183.0)	(428.3)	(860.2)	387.2

Selling, general and administrative expense	194.7	267.5	616.1	858.9
Goodwill impairment	—	425.6	—	425.6
Interest expense	11.7	—	22.9	—
Loss on early retirement of debt	2.6	12.1	2.6	12.1
Other income	(3.5)	(3.9)	(7.0)	(5.7)

Operating loss from Homebuilding	(388.5)	(1,129.6)	(1,494.8)	(903.7)

Financial Services:
Revenues	30.9	50.0	98.8	158.3
General and administrative expense	23.1	36.0	76.4	119.3
Interest expense	0.6	4.1	2.7	20.5
Interest and other income	(2.2)	(8.3)	(8.5)	(34.2)

Operating income from Financial Services	9.4	18.2	28.2	52.7

Loss before income taxes	(379.1)	(1,111.4)	(1,466.6)	(851.0)
Provision for (benefit from) income taxes	20.2	(287.6)	367.2	(188.7)

Net loss	$(399.3)	$(823.8)	$(1,833.8)	$(662.3)

Basic and Diluted:
Net loss per share	$(1.26)	$(2.62)	$(5.81)	$(2.11)

Weighted average number of common shares	316.0	314.3	315.5	313.9

Other Consolidated Financial Data:
Interest amortized to home and land/lot cost of sales	$44.9	$60.8	$178.1	$171.5

Depreciation and amortization	$13.0	$16.4	$42.1	$48.3

Interest incurred	$59.1	$80.1	$180.6	$253.0

D.R. HORTON, INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	June 30,	September 30,
	2008	2007
	(In millions)
ASSETS
Homebuilding:
Cash and cash equivalents	$819.4	$228.3
Inventories:
Construction in progress and finished homes	2,064.1	3,346.8
Residential land and lots — developed and under development	3,505.3	5,334.7
Land held for development	735.4	540.1
Land inventory not owned	91.9	121.9

	6,396.7	9,343.5
Property and equipment, net	78.9	110.2
Deferred income taxes, net	518.7	863.8
Earnest money deposits and other assets	230.8	291.2
Goodwill	95.3	95.3

	8,139.8	10,932.3

Financial Services:
Cash and cash equivalents	31.8	41.3
Mortgage loans held for sale	246.4	523.5
Other assets	46.5	59.2

	324.7	624.0

	$8,464.5	$11,556.3

LIABILITIES
Homebuilding:
Accounts payable	$285.2	$566.2
Accrued expenses and other liabilities	803.7	933.3
Notes payable	3,581.6	3,989.0

	4,670.5	5,488.5

Financial Services:
Accounts payable and other liabilities	17.2	24.7
Notes payable	86.5	387.8

	103.7	412.5

	4,774.2	5,901.0

Minority interests	32.5	68.4

STOCKHOLDERS’ EQUITY
Common stock	3.2	3.2
Additional capital	1,716.2	1,693.3
Retained earnings	2,034.1	3,986.1
Treasury stock, at cost	(95.7)	(95.7)

	3,657.8	5,586.9

	$8,464.5	$11,556.3

D.R. HORTON, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
(UNAUDITED)

Nine Months Ended
June 30, 2008
(In millions)
Operating Activities
Net loss	$(1,833.8)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	42.1
Amortization of debt discounts and fees	5.3
Stock option compensation expense	9.6
Income tax benefit from stock option exercises	(2.7)
Deferred income taxes	345.1
Loss on early retirement of debt	2.6
Inventory impairments and land option cost write-offs	1,410.0
Changes in operating assets and liabilities:
Decrease in construction in progress and finished homes	991.2
Decrease in residential land and lots — developed, under development, and held for development	518.8
Decrease in earnest money deposits and other assets	58.6
Decrease in mortgage loans held for sale	277.1
Decrease in accounts payable, accrued expenses and other liabilities	(423.5)

Net cash provided by operating activities	1,400.4

Investing Activities
Purchases of property and equipment	(9.1)

Net cash used in investing activities	(9.1)

Financing Activities
Proceeds from notes payable	204.4
Repayment of notes payable	(907.8)
Proceeds from stock associated with certain employee benefit plans	9.2
Income tax benefit from stock option exercises	2.7
Cash dividends paid	(118.2)

Net cash used in financing activities	(809.7)

Increase in Cash and Cash Equivalents	581.6
Cash and cash equivalents at beginning of period	269.6

Cash and cash equivalents at end of period	$851.2

D.R. HORTON, INC.
($’s in millions)
NET SALES ORDERS

	Three Months Ended June 30,				Nine Months Ended June 30,
	2008		2007		2008		2007
	Homes	Value	Homes	Value	Homes	Value	Homes	Value
Northeast	372	$95.4	717	$191.7	1,225	$315.8	2,527	$669.1
Midwest	406	121.1	711	213.8	1,145	331.5	2,584	745.8
Southeast	841	172.3	1,500	323.7	2,586	508.4	4,301	961.1
South Central	1,904	344.5	2,541	443.5	5,896	1,048.2	7,198	1,282.2
Southwest	864	164.7	1,614	312.0	2,962	557.5	5,120	1,010.7
California	636	194.3	804	307.1	2,127	655.3	3,247	1,413.2
West	478	144.5	672	237.0	1,333	408.3	2,336	838.9

	5,501	$1,236.8	8,559	$2,028.8	17,274	$3,825.0	27,313	$6,921.0

HOMES CLOSED

	Three Months Ended June 30,				Nine Months Ended June 30,
	2008		2007		2008		2007
	Homes	Value	Homes	Value	Homes	Value	Homes	Value
Northeast	540	$134.7	919	$247.1	1,737	$445.8	2,949	$771.3
Midwest	357	107.8	774	235.7	1,302	391.8	2,519	745.0
Southeast	890	186.2	1,575	367.6	2,775	600.5	4,497	1,076.3
South Central	1,894	344.5	2,746	490.7	5,857	1,051.9	7,936	1,418.7
Southwest	1,322	259.9	2,009	450.0	4,146	861.6	5,951	1,349.1
California	711	237.3	913	425.1	2,207	806.8	3,534	1,597.4
West	453	144.6	707	254.3	1,411	461.4	2,251	795.3

	6,167	$1,415.0	9,643	$2,470.5	19,435	$4,619.8	29,637	$7,753.1

SALES ORDER BACKLOG

	As of June 30,
	2008		2007
	Homes	Value	Homes	Value
Northeast	682	$176.6	1,806	$485.0
Midwest	443	131.8	1,102	343.0
Southeast	1,009	217.5	1,952	518.6
South Central	2,732	492.5	3,475	641.3
Southwest	2,014	402.4	4,560	1,079.2
California	861	279.4	1,801	857.6
West	540	199.4	1,105	428.3

	8,281	$1,899.6	15,801	$4,353.0